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                                                                      EXHIBIT 16

                                                       [LOGO OF ARTHUR ANDERSEN]


Office of the Chief Accountant                         Arthur Andersen LLP
Securities and Exchange                                33 West Monroe Street
Commission                                             Chicago IL 60603-5385
450 Fifth Street, N.W.                                 Tel 312 580 0093
Washington, D.C. 20549                                 www.arthurandersen.com

December 1, 2000

Dear Sir/Madam,

We have read the first two paragraphs of Item 4 included in the Form 8-K/A dated December 1, 2000 of MedCare Technologies, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
Arthur Andersen LLP

Copy to:
Mr. Jeffrey Aronin, MedCare Technologies, Inc.